UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2008

Comarco, Inc.

(Exact name of registrant as specified in its charter)

California	000-05449	95-2088894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25541 Commercentre Drive, Lake Forest, California	92630-8870
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949)599-7400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 10, 2008, Comarco, Inc., with its wholly owned subsidiary Comarco Wireless Technologies, Inc. (collectively, “Comarco”), completed the sale of certain contracts, inventory, vehicles, tools, equipment and other assets which comprised Comarco’s emergency call box business (the “Purchased Assets”) to Case Systems, Inc., a California corporation (“Case”), pursuant to the Asset Purchase Agreement dated July 10, 2008 between Comarco, Case and Sebastian Gutierrez (the “Purchase Agreement”). A copy of the Purchase Agreement is attached hereto as Exhibit 2.01 and incorporated herein by reference.

In addition to assuming certain liabilities and obligations associated with Comarco’s emergency call box business, Case paid approximately $2.7 million in cash (the “Purchase Price”), for the Purchased Assets subject to certain post closing adjustments, as defined in the Purchase Agreement. The Purchase Price was determined by an arm’s length negotiation and reflected the net book value of the Purchased Assets as of June 30, 2008 plus a premium, plus liabilities and obligations assumed by Case. Mr. Gutierrez, formerly the general manager of Comarco’s emergency call box business, is the founder, president and chief executive officer of Case.

Commencing with its second quarter filing, Comarco will account for the operations of its call box business as a discontinued operation in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-lived Assets.

Item 9.01	Financial Statements and Exhibits.

(b)(1) Pro Forma Financial Information

Unaudited pro forma consolidated financial information, including a consolidated income statement for the twelve month period ended January 31, 2008 and three month period ended April 30, 2008 and a consolidated balance sheet as of April 30, 2008 are attached hereto as Exhibit 99.1 and incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description

2.01	Asset Purchase Agreement by and between Comarco, Inc., Comarco Wireless Technologies, Inc., Case Systems, Inc. and Sebastian Gutierrez dated July 10, 2008.

99.1	Unaudited consolidated pro forma financial information, including a consolidated income statement for the twelve month period ended January 31, 2008 and three month period ended April 30, 2008 and a consolidated balance sheet as of April 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMARCO, INC.
(Registrant)

Date: July 16, 2008	/s/ Winston Hickman
(Signature)
Winston Hickman
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

2.01	Asset Purchase Agreement by and between Comarco, Inc., Comarco Wireless Technologies, Inc., Case Systems, Inc. and Sebastian Gutierrez dated July 10, 2008.

99.1	Unaudited consolidated pro forma financial information, including a consolidated income statement for the twelve month period ended January 31, 2008 and three month period ended April 30, 2008 and a consolidated balance sheet as of April 30, 2008.